Exhibit 99.1

Supplemental Consolidating Financial Information

21st Century Oncology, Inc.’s (“21C”) payment obligations under the senior secured credit facility, and senior notes are guaranteed by 21st Century Oncology Holdings, Inc. (“the Company”), which owns 100% of 21C and certain domestic subsidiaries of 21C, all of which are, directly or indirectly, 100% owned by 21C (the “Subsidiary Guarantors” and, collectively with the Company, the “Guarantors”). Such guarantees are full, unconditional and joint and several. The consolidated joint ventures, foreign subsidiaries and professional corporations of the Company are non-guarantors. The following supplemental financial information sets forth, on an unconsolidated basis, balance sheets, statements of operations and comprehensive income (loss), and statements of cash flows information for the Company, 21C, the Subsidiary Guarantors and the non-guarantor subsidiaries. The supplemental financial information reflects the investment of the Company and 21C and subsidiary guarantors using the equity method of accounting.

CONDENSED CONSOLIDATING BALANCE SHEETS (UNAUDITED)

as of September 30, 2015

(in thousands)

	The Company	21C	Subsidiary Guarantors	Subsidiary Non- Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$8,149	$8,004	$17,307	$14,333	$—	$47,793
Restricted cash	—	—	80	—	—	80
Marketable securities	—	—	—	622	—	622
Accounts receivable, net	—	—	83,830	65,394	—	149,224
Income taxes receivable	141	—	2,362	—	(2,503)	—
Prepaid expenses	—	67	8,445	869	—	9,381
Inventories	—	—	4,818	344	—	5,162
Deferred income taxes	—	—	7,467	190	(7,466)	191
Other	—	—	7,825	231	—	8,056
Total current assets	8,290	8,071	132,134	81,983	(9,969)	220,509
Equity investments in joint ventures	—	679,108	104,990	72	(782,934)	1,236
Property and equipment, net	—	—	197,537	51,855	—	249,392
Real estate subject to finance obligation	—	—	11,625	—	—	11,625
Goodwill	—	—	398,535	93,549	—	492,084
Intangible assets, net	—	—	57,545	16,889	—	74,434
Deferred income taxes	665	15,699	—	—	(16,364)	—
Other assets	—	25,373	17,425	6,484	—	49,282
Intercompany note receivable	1,202	14,483	40,733	—	(56,418)	—
Total assets	$10,157	$742,734	$960,524	$250,832	$(865,685)	$1,098,562
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$—	$728	$46,721	$11,948	$—	$59,397
Accrued expenses	(7)	16,610	113,826	9,632	—	140,061
Income taxes payable	—	1,355	—	2,962	(2,503)	1,814
Deferred income taxes — current	372	7,094	—	—	(7,466)	—
Current portion of long-term debt	—	6,100	21,421	3,337	—	30,858
Current portion of finance obligation	—	—	481	—	—	481
Other current liabilities	—	—	5,219	1,265	—	6,484
Total current liabilities	365	31,887	187,668	29,144	(9,969)	239,095
Long-term debt, less current portion	15,616	956,652	30,449	6,479	—	1,009,196
Finance obligation, less current portion	—	—	12,057	—	—	12,057
Obligation to subsidiary	245,805	—	—	—	(245,805)	—
Embedded derivative features of Series A convertible redeemable preferred stock and other financial instruments	27,339	—	—	—	—	27,339
Other long-term liabilities	—	—	34,008	5,853	—	39,861
Deferred income taxes	—	—	19,073	1,007	(16,364)	3,716
Intercompany note payable	—	—	—	56,418	(56,418)	—
Total liabilities	289,125	988,539	283,255	98,901	(328,556)	1,331,264
Series A convertible redeemable preferred stock	370,478	—	—	—	—	370,478
Noncontrolling interests—redeemable	—	—	—	—	19,934	19,934
Total 21st Century Oncology Holdings, Inc. shareholder’s (deficit) equity	(649,446)	(245,805)	673,320	151,931	(579,446)	(649,446)
Noncontrolling interests—nonredeemable	—	—	3,949	—	22,383	26,332
Total (deficit) equity	(649,446)	(245,805)	677,269	151,931	(557,063)	(623,114)
Total liabilities and (deficit) equity	$10,157	$742,734	$960,524	$250,832	$(865,685)	$1,098,562

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

Three Months Ended September 30, 2015

(in thousands)

	The Company	21C	Subsidiary Guarantors	Subsidiary Non- Guarantors	Eliminations	Consolidated
Revenues:
Net patient service revenue	$—	$—	$124,295	$115,311	$—	$239,606
Management fees	—	—	13,669	511	—	14,180
Other revenue	—	21	3,442	746	(10)	4,199
Intercompany revenue	645	445	20,628	—	(21,718)	—
Total revenues	645	466	162,034	116,568	(21,728)	257,985
Expenses:
Salaries and benefits	2	—	88,489	54,149	—	142,640
Medical supplies	—	—	15,649	6,849	—	22,498
Facility rent expenses	—	—	11,398	5,423	—	16,821
Other operating expenses	—	—	9,548	6,501	—	16,049
General and administrative expenses	2	554	59,384	8,296	—	68,236
Depreciation and amortization	—	—	17,276	5,203	—	22,479
Provision for doubtful accounts	—	—	3,864	1,787	—	5,651
Interest expense, net	626	21,498	1,153	447	—	23,724
Gain on BP settlement	—	—	(5,796)	—	—	(5,796)
Electronic health records incentive payment	—	—	179	(179)	—	—
Fair value adjustment of noncontrolling interest and earn-out liabilities	(3,735)	—	12	—	—	(3,723)
Fair value adjustment of embedded derivative and other financial instruments	2,363	—	—	—	—	2,363
Loss on foreign currency transactions	—	—	—	337	—	337
Intercompany expenses	—	—	(22)	21,740	(21,718)	—
Total expenses	(742)	22,052	201,134	110,553	(21,718)	311,279
(Loss) income from equity investment	(58,291)	(36,685)	2,121	4	92,851	—
(Loss) income before income taxes	(56,904)	(58,271)	(36,979)	6,019	92,841	(53,294)
Income tax (benefit) expense	—	19	49	1,084	—	1,152
Net (loss) income	(56,904)	(58,290)	(37,028)	4,935	92,841	(54,446)
Net income attributable to noncontrolling interests—redeemable and non-redeemable	—	—	—	—	(2,458)	(2,458)
Net (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	(56,904)	(58,290)	(37,028)	4,935	90,383	(56,904)
Unrealized comprehensive (loss) income	(2,273)	(2,273)	(2,273)	(2,688)	6,819	(2,688)
Comprehensive (loss) income	(59,177)	(60,563)	(39,301)	2,247	99,660	(57,134)
Comprehensive income attributable to noncontrolling interests-redeemable and non-redeemable	—	—	—	—	(2,043)	(2,043)
Comprehensive (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	$(59,177)	$(60,563)	$(39,301)	$2,247	$97,617	$(59,177)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

Nine Months Ended September 30, 2015

(in thousands)

	The Company	21C	Subsidiary Guarantors	Subsidiary Non- Guarantors	Eliminations	Consolidated
Revenues:
Net patient service revenue	$—	$—	$403,117	$356,626	$—	$759,743
Management fees	—	—	43,811	1,450	—	45,261
Other revenue	—	103	12,858	3,510	202	16,673
Intercompany revenue	1,971	1,151	60,650	—	(63,772)	—
Total revenues	1,971	1,254	520,436	361,586	(63,570)	821,677
Expenses:
Salaries and benefits	6	—	272,772	164,218	—	436,996
Medical supplies	—	—	49,716	23,847	—	73,563
Facility rent expenses	—	—	34,255	16,363	—	50,618
Other operating expenses	—	—	27,192	19,854	—	47,046
General and administrative expenses	2	1,645	116,396	22,879	—	140,922
Depreciation and amortization	—	—	52,052	15,238	—	67,290
Provision for doubtful accounts	—	—	8,226	5,646	—	13,872
Interest expense, net	625	64,071	7,524	1,517	—	73,737
Gain on BP settlement	—	—	(5,796)	—	—	(5,796)
Early extinguishment of debt	—	31,076	6,314	—	—	37,390
Electronic health records incentive payment	—	—	179	(179)	—	—
Fair value adjustment of noncontrolling interest and earn-out liabilities	(652)	—	134	—	—	(518)
Fair value adjustment of embedded derivative and other financial instruments	8,922	—	—	—	—	8,922
Loss on foreign currency transactions	—	—	—	548	—	548
Intercompany expenses	—	—	(22)	63,794	(63,772)	—
Total expenses	8,903	96,792	568,942	333,725	(63,772)	944,590
(Loss) income from equity investment	(129,752)	(34,194)	14,148	24	149,774	—
(Loss) income before income taxes	(136,684)	(129,732)	(34,358)	27,885	149,976	(122,913)
Income tax (benefit) expense	—	19	19	6,892	—	6,930
Net (loss) income	(136,684)	(129,751)	(34,377)	20,993	149,976	(129,843)
Net income attributable to noncontrolling interests—redeemable and non-redeemable	—	—	—	—	(6,841)	(6,841)
Net (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	(136,684)	(129,751)	(34,377)	20,993	143,135	(136,684)
Unrealized comprehensive (loss) income	(6,318)	(6,318)	(6,318)	(7,185)	18,954	(7,185)
Comprehensive (loss) income	(143,002)	(136,069)	(40,695)	13,808	168,930	(137,028)
Comprehensive income attributable to noncontrolling interests-redeemable and non-redeemable	—	—	—	—	(5,974)	(5,974)
Comprehensive (loss) income attributable to 21st Century Oncology Holdings, Inc. shareholder	$(143,002)	$(136,069)	$(40,695)	$13,808	$162,956	$(143,002)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)

Nine months Ended September 30, 2015

(in thousands)

	The Company	21C	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(136,684)	$(129,751)	$(34,377)	$20,993	$149,976	$(129,843)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	—	—	52,052	15,238	—	67,290
Deferred rent expense	—	—	98	55	—	153
Deferred income taxes	1	—	1	(775)	—	(773)
Stock-based compensation	6	—	—	—	—	6
Provision for doubtful accounts	—	—	8,226	5,646	—	13,872
(Gain) loss on the sale of property and equipment	—	—	(404)	261	—	(143)
Gain on the sale of marketable securities	—	(2)	—	—	—	(2)
Early extinguishment of debt	—	31,076	6,314	—	—	37,390
Gain on foreign currency transactions	—	—	—	298	—	298
Fair value adjustment of noncontrolling interest and earn-out liabilities	(652)	—	134	—	—	(518)
Fair value adjustment of embedded derivative and other financial instruments	8,922	—	—	—	—	8,922
Amortization of debt discount	256	972	—	—	—	1,228
Amortization of loan costs	—	3,666	—	9	—	3,675
Paid in kind interest on notes payable	370	—	—	—	—	370
Equity interest in net loss (earnings) of joint ventures	129,752	34,194	(14,148)	(24)	(149,976)	(202)
Distribution received from unconsolidated joint ventures	—	—	2,946	—	(2,840)	106
Changes in operating assets and liabilities:
Accounts receivable and other current assets	—	53	(4,943)	(28,168)	—	(33,058)
Income taxes payable	—	(82)	(406)	379	—	(109)
Inventories	—	—	(143)	(481)	—	(624)
Prepaid expenses	—	31	2,093	68	—	2,192
Accounts payable and other current liabilities	—	58	3,517	346	—	3,921
Accrued deferred compensation	—	—	863	194	—	1,057
Accrued expenses / other current liabilities	(7)	4,886	49,639	3,616	—	58,134
Net cash provided by (used in) operating activities	1,964	(54,899)	71,462	17,655	(2,840)	33,342
Cash flows from investing activities
Purchases of property and equipment	—	—	(24,557)	(9,038)	—	(33,595)
Acquisition of medical practices	—	—	(24,456)	(8,608)	—	(33,064)
Restricted cash associated with medical practices	—	—	6,970	—	—	6,970
Proceeds from the sale of property and equipment	—	—	1,143	—	—	1,143
Purchase of marketable securities	—	(4,011)	—	(622)	—	(4,633)
Sale of marketable securities	—	4,013	—	—	—	4,013
Loans to employees	—	—	343	10	—	353
Intercompany notes to / from affiliates	2,500	—	—	—	(2,500)	—
Contribution of capital to joint venture entities	—	(4,680)	—	—	4,680	—
Purchase of noncontrolling interest - non-redeemable	—	—	—	—	—	—
Distributions received from joint venture entities	—	375	2,767	—	(2,646)	496
Proceeds (payment) of foreign currency derivative contracts	—	—	—	—	—	—
Premiums on life insurance policies	—	—	(820)	(195)	—	(1,015)
Change in other assets and other liabilities	—	—	99	(54)	—	45
Net cash (used in) provided by investing activities	2,500	(4,303)	(38,511)	(18,507)	(466)	(59,287)
Cash flows from financing activities
Proceeds from issuance of debt	—	963,900	2,615	6,336	—	972,851
Principal repayments of debt	—	(821,575)	(90,564)	(12,232)	2,500	(921,871)
Repayments of finance obligation	—	—	(168)	—	—	(168)
Transfers between subsidiaries	(61,856)	(15,198)	66,520	10,534	—	—
Proceeds from issuance of noncontrolling interest	—	—	4,680	3,230	(4,680)	3,230
Purchase of noncontrolling interest - non-redeemable	—	(15,000)	(1,233)	—	—	(16,233)
Proceeds from noncontrolling interest holders — redeemable and non-redeemable	—	—	743	—	—	743
Cash distributions to noncontrolling interest holders—redeemable and non-redeemable	—	—	—	—	(4,072)	(4,072)
Payments for contingent considerations	—	—	(8,537)	—	—	(8,537)
Payments of call premium on long term debt	—	(18,563)	(6,314)	—	—	(24,877)
Cash distributions to shareholders	—	—	—	(9,558)	9,558	—
Payments of loan costs	—	(26,481)	—	—	—	(26,481)
Net cash (used in) provided by financing activities	(61,856)	67,083	(32,258)	(1,690)	3,306	(25,415)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(14)	—	(14)
Net (decrease) increase in cash and cash equivalents	(57,392)	7,881	693	(2,556)	—	(51,374)
Cash and cash equivalents, beginning of period	65,541	123	16,614	16,889	—	99,167
Cash and cash equivalents, end of period	$8,149	$8,004	$17,307	$14,333	$—	$47,793